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Exhibit 10.4

        [*****] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DISPLAYTECH, INC.

NOTE PURCHASE AGREEMENT

        This Note Purchase Agreement (the "Agreement") is made as of December 31, 2003 between Displaytech, Inc., a Colorado corporation (the "Company"), and the purchasers set forth on Exhibit A hereto (the "Purchasers").

Section 1

Authorization and Sale of the Notes

        1.1    Authorization of the Note.    The Company represents and warrants to the Purchasers that it has authorized the sale and issuance of convertible promissory notes in substantially the form attached hereto as Exhibit B (each a "Note").

        1.2    Sale of the Notes.    Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements included and incorporated by reference herein, each of the Purchasers, severally and not jointly, agrees to purchase Notes from the Company in an initial aggregate principal amount as set forth opposite such Purchaser's name on Exhibit A (each an "Individual Purchase Commitment"). The total initial aggregate principal amount of all Notes sold by the Company to the Purchasers shall not exceed $1,500,000 (the "Aggregate Purchase Commitment"). Each sale (a "Sale") of Notes by the Company to the Purchasers from time to time shall be in an aggregate amount (the "Sale Amount") specified by the Company in a written request to the Purchasers (each a "Purchase Request"). In the event of a Sale, each Purchaser shall purchase a Note in the amount of its pro rata share, determined by multiplying the Sale Amount by a fraction, the numerator of which is such Purchaser's Individual Purchase Commitment and the denominator of which is the Aggregate Purchase Commitment (each a "Pro Rata Share"). Each sale of the Notes to each of the Purchasers will constitute a separate sale hereunder.

        1.3    Increased Commitment.    Notwithstanding anything herein to the contrary, (a) the Aggregate Purchase Commitment may be increased from time to time upon the written consent of the Company and Purchasers holding at least 80% of the aggregate principal amount of the Notes then outstanding, and (b) subject to clause (a), an Individual Purchase Commitment may be increased from time to time upon the written consent of the Company and the Purchaser whose Individual Purchase Commitment is to be so increased.

Section 2

Closings; Delivery; Conditions

        2.1.    Closings.    The purchase and sale of the Notes under this Agreement shall take place in one or more closings, each such closing (a "Closing") to take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. The initial Closing shall take place on December 31, 2003, or at such other time and date as the parties may agree. Each subsequent Closing, if any, shall occur on the dates as determined by the Company and the Purchasers.

        2.2    Delivery.    At the initial Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the initial Notes to be purchased by such Purchaser from the Company, dated the date of the initial Closing, and such other certificates, consents, waivers and agreements as are reasonably requested by the Purchasers (together with this Agreement, collectively the "Transaction Documents"), against payment of the purchase price therefor payable as of the date of such Closing by wire transfer. On any subsequent Closing, the Company will deliver to each Purchaser additional Notes subject to the terms and conditions hereof (including without limitation payment by the Purchasers of the purchase price therefor).

        2.3    Conditions to Obligations of the Purchasers to Purchase the Initial Notes.    The Purchasers' obligations to purchase the Notes at the initial Closing are subject to the following conditions:

          2.3.1    Note.    Each Purchaser shall have received its respective duly executed initial Note.

          2.3.2    Certified Board Resolutions.    The Purchasers shall have received a copy of the resolutions of the directors of the Company authorizing the transactions contemplated by each of the Transaction Documents, and the Company shall have acknowledged that such resolutions are true, complete and correct.

          2.3.3    Waivers; Consents.    All proceedings to have been taken and all waivers, consents and approvals to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all Transaction Documents shall be reasonably satisfactory to the Purchasers, and the Purchasers shall have received copies (executed or certified, as may be appropriate) of the documents which the Purchasers may reasonably have requested in connection with such transactions.

          2.3.4    Governmental Authorizations.    All consents, permits, approvals, qualifications and/or registrations required to be obtained or effected prior to the initial Closing under any applicable state securities or "Blue Sky" laws of any jurisdiction shall have been obtained or effected.

          2.3.5    Opinion of Counsel.    The Purchasers shall have received from Faegre & Benson LLP, counsel for the Company, an opinion dated as of the initial Closing date, in the form set forth on Exhibit C hereto.

        2.4    Conditions to Obligations of the Purchasers to Purchase Notes on any Subsequent Closing.

          2.4.1    Note.    Each Purchaser shall have received its respective duly executed Note.

          2.4.2    Representations and Warranties.    The Purchasers shall have received a certificate of an officer of the Company certifying that all representations and warranties of the Company included and incorporated by reference herein are accurate, correct and complete in all material respects at and as of such Closing date as if made at and as of such date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such other date.

          2.4.3    Opinion of Counsel.    The Purchasers shall have received from Faegre & Benson LLP, counsel for the Company, an opinion dated as of such Closing date with respect to such matters as the Purchasers reasonably request.

        2.5    Conditions to Obligations of the Company.    The Company's obligations to sell the Notes on any Closing are subject to the following conditions:

          2.5.1    Payment.    The Company shall have received full payment referenced in Section 2.2 hereof to be delivered to the Company in consideration of the issuance of such Notes.

          2.5.2    Representations and Warranties.    All representations and warranties of the Purchasers included and incorporated by reference herein shall be accurate, correct and complete in all material respects at and as of such Closing date as if made at and as of such date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such other date.

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          2.5.3    Blue Sky.    The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of such Notes.

Section 3

Representations and Warranties

        The Company and the Purchasers, severally and not jointly, represent and warrant as follows as of the date hereof, except as set forth in the schedules attached hereto:

          (a)   The Company and the Purchasers agree that their respective representations and warranties set forth in Sections 4 and 5 of that certain Stock Purchase Agreement, dated as of February 11, 2003, among the Company and the Purchasers (the "Series E Agreement"), including the exceptions thereto set forth in the Schedule of Exceptions, are incorporated by reference herein and applicable as of the date hereof; provided, that all references in such sections to "Agreement," "Shares," "Conversion Shares" and "Closing Date" shall be deemed references to "this Agreement," "the Notes," "the shares issuable upon conversion of the Notes" and "the initial Closing hereunder," respectively, for purposes hereof; provided, further, that the Schedule of Exceptions attached to the Series E Agreement shall be deemed amended and restated for purposes of this Agreement only in the manner set forth on Exhibit D hereto.

          (b)   Notwithstanding the foregoing, for purposes of this Agreement only, the parties agree that (i) the reference to "February 7, 2003" set forth in Section 4.2(a) of the Series E Agreement shall be replaced with "April 25, 2003", (ii) the references to "December 31, 2002" set forth in Section 4.6(b) of the Series E Agreement shall be replaced with "September 30, 2003" and (iii) the reference to "January 31, 2003" set forth in Section 4.19(i) of the Series E Agreement shall be replaced with "November 30, 2003".

Section 4

Covenants

        4.1    Future Bridge Financings.    If the Company enters into another debt financing (including rights and agreements ancillary thereto, but excluding any renewal, extension or modification of the Company's existing indebtedness to Hewlett-Packard Company ("HP") in the principal amount of $10,000,000 plus accrued interest thereon (the "HP Debt")) during the term of the Notes in which any of the terms provided to the lender(s) therein are more favorable than those provided to the Purchasers, then the Notes automatically shall be and hereby are amended to include such more favorable terms, and the Company promptly shall execute and deliver documents reflecting such amended terms; provided that the Notes as so amended shall in all events be subordinate to the HP Debt and all obligations owed to Silicon Valley Bank ("SVB") under that certain Loan and Security Agreement, dated April 4, 2003, as set forth in Section 3 of the form of Note attached hereto as Exhibit B and in that certain Subordination Agreement, dated December 31, 2003, between the Purchasers and SVB.

        4.2    Subordination.    The Purchasers agree upon request to execute and deliver to HP such subordination agreements and other documents and instruments as may reasonably be requested by HP in order to effectuate the provisions hereof. The Purchasers further agree that HP is a third-party beneficiary of this Agreement and may directly enforce the obligations of the Purchasers hereunder.

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Section 5

Miscellaneous

        5.1    Expenses.    The Company shall be responsible for its attorneys' fees incurred in the preparation, execution and delivery of this Agreement, the Notes, any other Transaction Documents and other related documentation, and shall pay, simultaneously with the initial Closing, $40,000 of such fees and other costs and expenses of the Purchasers as a group in connection with the closing of the sale of the Notes (including, without limitation, the fees and expenses of Gibson, Dunn & Crutcher LLP). Should any legal action, arbitration or other proceeding be commenced between the parties hereto concerning this Agreement, the Notes or any matters relating thereto, the party prevailing in such legal action, arbitration or other proceeding shall be entitled, in addition to such other relief as may be granted, to recover attorneys' fees and costs in such legal action, arbitration or other proceeding, which fees and costs shall be determined by the court or arbitrator, as the case may be.

        5.2    Incorporation by Reference.

        (a)   The provisions of Sections 6, 12, 13, 16 and 19 of the Series E Agreement are incorporated by reference herein and applicable as of the date hereof; provided, that all references in such sections to "Agreement," "Shares," "Conversion Shares" and "Closing Date" shall be deemed references to "this Agreement," "the Notes," "the shares issuable upon conversion of the Notes" and "the initial Closing hereunder," respectively, for purposes hereof.

        (b)   The parties acknowledge and agree that (i) the incorporation by reference made in Section 3 and Section 5.2(a) hereof is intended to apply the substantive meaning of certain sections of the Series E Agreement to the sale and issuance of the Notes as contemplated herein and (ii) to the extent any additional amendments to the sections of the Series E Agreement that are incorporated by reference herein are required to accomplish such intention, such additional amendments shall be and hereby are made.

        (c)   In the event that any provision of the Series E Agreement incorporated by reference herein may be held to conflict with provisions of this Agreement and/or the Notes, the provisions of this Agreement and/or the Notes, as the case may be, shall control.

Section 6

Notice

        All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Displaytech, Inc., 2602 Clover Basin Drive, Longmont, CO 80503-7603, Attention: Chief Executive Officer, Fax: (303) 772-2193, with a copy to Faegre & Benson LLP, 3200 Wells Fargo Center, 1700 Lincoln Street, Denver, CO 80203, Attention: Nathaniel G. Ford, Esq., Fax: (303) 607-3600, or (ii) if to the Purchasers, at the address indicated on Exhibit A hereto, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th floor, New York, NY 10166, Attention: Steven R. Shoemate, Esq., Fax: (212) 351-4035, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DISPLAYTECH, INC.
	By:	/s/ RICHARD D. BARTON Name: Richard D. Barton Title: CEO
Accepted and Agreed to as of the date first above written by the undersigned Purchasers:
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	/s/ ROBERT L. BURR
Name: Title:
FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	/s/ ROBERT L. BURR
Name: Title:

INTERWEST CAPITAL, INC.
By:	/s/ WM. C. GLYNN Name: Wm. C. Glynn Title: President

EXHIBIT A

Purchaser	Individual Purchase Commitment
Fleming US Discovery Fund III, L.P. 1221 Avenue of the Americas, 40th Floor New York, New York 10020 Attn: Robert L. Burr	$646,400
Fleming US Discovery Offshore Fund III, L.P. 1221 Avenue of the Americas, 40th Floor New York, New York 10010020 Attn: Robert L. Burr	$103,600
InterWest Capital, Inc. P.O. Box 7608 555 S. Cole Rd. Boise, Idaho 83707 Attn: William C. Glynn	$750,000

EXHIBIT B

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

        THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED DECEMBER 31, 2003, BETWEEN THE HOLDERS AND SILICON VALLEY BANK.

DISPLAYTECH, INC.
PROMISSORY NOTE

$	Longmont, Colorado December 31, 2003

        FOR VALUE RECEIVED, the undersigned, Displaytech, Inc., a Colorado corporation (the "Company"), promises to pay to the order of                        , or its registered assigns (the "Holder"), the principal sum of                        DOLLARS ($                        ), with interest thereon from time to time as provided herein.

        1.    Agreement.    This promissory note (this "Note" and together with all other promissory notes issued pursuant to the Agreement (as defined below), the "Notes") is issued pursuant to the Note Purchase Agreement dated as of December 31, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), between the Company, the Holder and the other purchasers named therein (the "Other Holders" and together with the Holder, the "Holders"), and the Holder is subject to the terms and entitled to the benefits of this Note and the Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition have the meanings assigned thereto in the Agreement.

        2.    Maturity Date; Interest.    The principal under this Note shall be due and payable on April 30, 2004 (the "Maturity Date"). Interest shall accrue from the date hereof (computed on the basis of a 360-day year of twelve 30-day months), at the rate per annum from time to time announced in the Wall Street Journal as the prime commercial lending rate, plus 2% (the "Interest Rate"), on the unpaid principal amount of the Note, and shall be due and payable in cash or, subject to Section 5, convertible into shares, at the option of the Holder, at the earlier of (i) the Maturity Date and (ii) the date of conversion of the Note; provided, however, that upon the occurrence and during the continuance of an Event of Default (as defined herein), interest shall accrue at the rate of fifteen percent (15%) per annum.

        3.    Rank.    The Note shall rank senior to all indebtedness of the Company, whether presently existing or hereinafter incurred, with the exception of indebtedness owed by the Company to Hewlett-Packard Company ("HP") in the original principal amount of $10,000,000 plus accrued interest ("HP Debt"), and all obligations owed to Silicon Valley Bank ("SVB") under that certain Loan and Security Agreement, dated April 4, 2003 (the "SVB Loan Agreement"). The Holder acknowledges that its priority and right of payment hereunder are subordinate to payment of the HP Debt and all obligations owed to SVB under the SVB Loan Agreement (as more fully described in that certain Subordination Agreement, dated December 31, 2003, between the Holders and SVB (the "SVB Subordination Agreement"). Notwithstanding any provision of this Note to the contrary, upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or in the event this Note shall become due and payable, whether at maturity, upon acceleration or otherwise: (i) no amount shall be paid by the Company or accepted or retained by the Holder, whether in cash or property, in respect of the principal of or interest on this Note at the time outstanding, unless and until the full amount of the HP Debt then outstanding shall have been paid in full, (ii) if any such amount is received by the Holder on account of or with respect to this Note, the Holder shall forthwith pay over same to HP, and until so paid, any such amount shall be held by the Holder in trust for HP and shall not be commingled with other funds or property of the Holder, and (iii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of all of the HP Debt then outstanding; provided, that nothing in this Section 3 shall affect the Holder's right to convert the unpaid principal and interest on this Note into shares of the Company's capital stock pursuant to Section 5 hereof.

        4.    Prepayment.    The Company shall have no right to prepay the Notes in whole or in part at any time prior to the Maturity Date without the prior written consent of the Holders.

        5.    Conversion.

            (a)   Subject to any required waivers or consents by holders of the Company's capital stock, upon the Company's establishment, on or prior to the Maturity Date, of a new Senior Security (as defined below), the Holder shall convert the unpaid principal and interest on this Note into such Senior Security, on the same terms and with the same rights, preferences and privileges as are received by any other holders of such Senior Security. The number of Senior Securities to be issued to the Holder shall equal (i) the outstanding principal amount of this Note plus accrued interest thereon as of such conversion date, divided by (ii) the price per share at which the Company issues the Senior Security. The Company shall give the Holder not less than ten (10) days prior written notice of the establishment of the Senior Security. For purposes of this Note, "Senior Security" shall mean the Company's proposed Series G Convertible Preferred Stock or any similar series of preferred stock intended to be the Company's senior-most security at the time of its establishment.

            (b)   If (i) the holders of the Company's capital stock fail to grant any required waivers or consents or (ii) the Senior Security is not established prior to the Maturity Date, then interest with respect to the Note shall continue to accrue at the Interest Rate for ten business days following the Maturity Date. On such tenth day, the Company shall pay all amounts due hereunder; provided, that if the Company fails to so make such payment, then the annual interest rate shall increase to fifteen percent (15%); provided further, that during such ten-day period, the Holder may, at its option, convert the unpaid principal and interest on this Note into such number of shares of the Company's Series E-1 Senior Preferred Stock, par value $.001 per share, equal to (x) the outstanding principal amount of this Note plus accrued interest thereon as of such conversion date, divided by (y) $100.

            (c)   If this Note has not been previously converted as provided above, then the Holder may, at its option, convert the unpaid principal and interest on the Note into shares of the Company's common stock if the Company completes an initial public offering of common stock on or before the Maturity Date. The conversion price for the common stock shall be the offering price for the common stock in the initial public offering.

            (d)   Upon a Fundamental Change (as defined below) prior to the Maturity Date, the Holder may, at its option upon written notice to the Company, (i) accelerate payment of the unpaid principal and accrued interest on the Note to the date of consummation of such Fundamental Change, (ii) convert the Note into any of the Company's securities being acquired in connection with the Fundamental Change at the price per share paid for such

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    securities in the Fundamental Change, (iii) keep the Notes outstanding such that interest shall continue to accrue until the Maturity Date, or (iv) select a combination of any or all of the foregoing.

        For purposes hereof, "Fundamental Change" means any of the following events:

                (i)  the sale (or functional equivalent of a sale) of all or substantially all of the assets of the Company;

               (ii)  any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other business combination involving the Company which results in the holders of the Company's stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; or

              (iii)  any person, together with "affiliates" and "associates" of such person (within the meaning of the Securities Exchange Act of 1934, as amended), shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which when aggregated with the beneficial ownership on or prior to the date hereof, shall constitute greater than 50% of the voting power of the capital stock of the Company.

            Notwithstanding the foregoing, "Fundamental Change" shall not mean any change in ownership of the Company, voting power of the Company's stockholders or composition of the Company's Board of Directors resulting from or occurring in connection with the establishment of the Senior Security.

            (e)   In the event of any conversion as provided above, the Company shall not issue fractional securities but shall pay the dollar equivalent of any fractional securities.

            (f)    The Company shall not be obligated to issue certificates evidencing the securities issuable upon such conversion unless the Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder, a certificate or certificates for the securities to which the Holder shall be entitled as the result of a conversion, as mutually agreed to between the Company and the Holder. Such conversion shall be deemed to have been made on the date of establishment of the Senior Security, on the Maturity Date, or immediately prior to the Company's initial public offering or Fundamental Change, as applicable. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

            (g)   In the event that any principal of or interest on this Note remains unpaid at any time after payment thereof is due hereunder, the Holder shall retain all rights hereunder, including but not limited to conversion rights, until such time as amounts due, including additional accrued interest, have been paid in full. Subject to the foregoing, upon (i) either (A) payment in full by the Company to the Holder of all principal, interest and any other amounts due pursuant to the terms hereof or (B) conversion of this Note in full pursuant to the terms hereof and (ii) fulfillment by the Company of all its other obligations hereunder, this Note

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    shall terminate; provided, that the rights of the Holder to seek legal and equitable relief in connection with claims arising (y) out of the representations and warranties of the Company or performance by the Company of its obligations hereunder on or prior to the date of such termination or (z) for any other reason in connection with this Note prior to its termination, shall survive such termination date.

        6.    Anti-dilution Adjustments.

        The conversion price for securities issued upon conversion of the Note, if such securities have a conversion price, will be subject to proportional adjustment for stock splits, stock dividends, reverse stock splits, subdivisions or combinations, reclassifications, recapitalizations and the like.

        7.    Defaults and Remedies.

            (a)    Events of Default.    An "Event of Default" shall occur hereunder if:

                (i)  the Company shall fail to pay the principal or interest of this Note, when and as the same shall become due and payable, whether upon demand or by acceleration or otherwise; or

               (ii)  the Company shall breach the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the Agreement, this Note or the promissory notes issued by the Company to Other Holders pursuant to the Agreement, and such breach shall continue unremedied for more than fifteen (15) business days following written notice to the Company thereof; or

              (iii)  any representation, warranty, certification or statement made by or on behalf of the Company in the Agreement, this Note or the promissory notes issued by the Company to Other Holders pursuant to the Agreement, or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

              (iv)  the Company shall breach any terms or provisions of any other agreements which gives any third party (A) the right to accelerate, after the expiration of all applicable grace periods, payment of a material obligation or (B) grounds to establish the breach of or to terminate any other material agreement, and such breach shall continue unremedied for more than fifteen (15) business days following written notice to the Company thereof; or

               (v)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

              (vi)  the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (v) of this Section 7(a), (C) apply for or consent to the appointment of a receiver, trustee,

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      custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing.

            (b)    Acceleration.    If an Event of Default occurs, then the outstanding principal of and interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Agreement whether at law or in equity.

        8.    Suits for Enforcement.    Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights and remedies hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Agreement or this Note or in aid of the exercise of any power granted in the Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

        9.    Remedies Cumulative.    No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the Holder waive presentment for payment, demand, protest and notice of dishonor.

        10.    Holder; Transfer.

            (a)   The term "Holder" as used herein shall also include any permitted transferee of this Note whose name has been recorded by the Company in the register referred to in Section 10(b). The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may be transferred only upon receipt by the Company of an opinion of counsel, which opinion shall be reasonably satisfactory in form and substance to the Company, stating that such transfer is being made in compliance with all applicable federal and state securities laws or pursuant to an applicable exemption therefrom. This Note may not be transferred other than to an affiliate (as defined in Rule 501 under the Securities Act) of the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld.

            (b)   The Company shall maintain a register in its office for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of the Note. Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in such register as the first Holder. Thereafter, the Company shall duly record the name of a permitted transferee on such register promptly after receipt of the opinion referred to in Section 10(a) above.

        11.    Payments.    All payments of principal of and interest on this Note shall be made in lawful money of the United States of America; provided, that nothing in this Section 11 shall affect the Holder's right to convert the unpaid principal and interest on this Note into shares of the Company's capital stock pursuant to Section 5 hereof.

        12.    Covenants Bind Successors and Assigns.    All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and permitted assigns, whether so expressed or not.

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        13.    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of New York regardless of conflicts of law principles.

        14.    Variation in Pronouns.    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        15.    Headings.    The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        16.    Attorney's Fees.    If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

        17.    Assignment.    The Holder shall not assign its rights or obligations under this Note to any third party, except pursuant to the provisions of Section 10(a). Any assignment in breach of the foregoing shall be void and of no force or effect.

        18.    Amendment; Waiver.    Except as otherwise expressly provided herein, any term of the Notes may be amended and the observance of any term of the Notes may be waived only with the written consent of the Company and Holders holding at least 80% of the aggregate principal amount of the Notes then outstanding. Notwithstanding anything herein to the contrary, if the Company enters into another debt financing (including rights and agreements ancillary thereto, but excluding any renewal, extension or modification of the HP Debt) during the term of the Notes in which any of the terms provided to the lender(s) therein are more favorable than those provided to the Holders, then the Notes automatically shall be deemed amended to include such more favorable terms, and the Company promptly shall execute and deliver documents reflecting such amended terms; provided, that the Notes as so amended shall in all events be subordinate to the HP Debt and all obligations owed to SVB under the SVB Loan Agreement, as set forth in Section 3 of this Note and in the SVB Subordination Agreement. Any amendment or waiver effected in accordance with this section shall be binding upon all Holders, and the Company shall promptly give notice to all Holders of any amendment effected in accordance with this Section 18.

[Remainder of page intentionally blank; signature page follows immediately]

6

        IN WITNESS WHEREOF, this Note has been executed by the Company by its duly authorized officer as of the day and year first above written.

DISPLAYTECH, INC.
By:
	Name:	Richard Barton
	Title:	Chief Executive Officer

7

EXHIBIT C

December 31, 2003

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas, 40th Floor
New York, New York 10020

InterWest Capital, Inc.
P.O. Box 7608
555 S. Cole Road
Boise, Idaho 83707

  Re:
  Displaytech, Inc.
  Sale of Promissory Notes

Ladies and Gentlemen:

        We have acted as counsel to Displaytech, Inc., a Colorado corporation (the "Company"), in connection with the issuance and sale by the Company of, initially, up to $1,500,000 aggregate principal amount of the Company's Promissory Notes (the "Notes"), pursuant to the Note Purchase Agreement, dated as of December 31, 2003 (the "Purchase Agreement"), among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and InterWest Capital, Inc. (collectively, the "Purchasers"). Capitalized terms used herein but not defined herein have the respective meanings given to them in the Purchase Agreement. We are rendering this opinion letter to you at the request of the Company pursuant to Section 2.3.5 of the Purchase Agreement. As used herein, the term "Transaction Documents" shall mean: (i) the Purchase Agreement, and (ii) the Notes.

        As counsel, we have examined the Transaction Documents and such other certificates, documents and records, and have made such examinations of law, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied as to matters of fact upon representations and warranties of the Company made in the Transaction Documents, certificates of officers and representatives of the Company, and other certificates of public officials, without independent verification or inquiry.

        In giving the opinions below, we have assumed with your consent:

    (i)
    the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies;

    (ii)
    that each party to the Transaction Documents other than the Company has the power and authority, or in the case of individuals, the capacity, to execute and deliver and to perform and observe the provisions of each Transaction Document, and has duly authorized, executed and delivered each Transaction Document, and that each Transaction Document constitutes the legal, valid and binding obligations of each such party;

    (iii)
    that there are no oral or written modifications of, or amendments to, any Transaction Document, and there has been no waiver of any of the provisions of any Transaction Document by action or conduct of the parties or otherwise;

    (iv)
    that all public records reviewed are accurate and complete; and

    (v)
    that you have received all documents you were to receive under the Transaction Documents; that each of the Transaction Documents is an obligation binding upon the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents.

        Whenever our opinion in this letter with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company in connection with the matter described in the first paragraph hereof, Nathaniel G. Ford and James H. Carroll (who are the only attorneys in this firm who have devoted significant attention to such representation) have not acquired actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

        For purposes of this opinion, we have assumed that each Purchaser has taken any and all necessary action to execute and deliver each of the Transaction Documents to which it is a party, and we are assuming that the representations and warranties made by each Purchaser in the Transaction Documents and pursuant thereto are true and correct.

        Our opinion is expressed only with respect to the federal laws of the United States of America, and the laws of the State of Colorado. We note that, to the extent that the parties to the Transaction Documents have designated the laws of the State of New York as the laws governing the Transaction Documents, our opinion in paragraph 5 below as to the validity, binding effect and enforceability of the Transaction Documents is premised upon the result that would be obtained if a Colorado court were to apply the internal laws of the State of Colorado (notwithstanding the designation of the laws of the State of New York). We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. Neither special rulings of such authorities nor opinions of counsel in said jurisdiction have been obtained. We are not rendering any opinion as to compliance with (i) any federal or state law, rule or regulation relating to antitrust or limitations on corporate distributions or (ii) any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

        With regard to our opinion in paragraph 4 below with respect to material defaults under any agreement known to us, we have relied solely upon (i) inquiries of officers of the Company, and (ii) an examination of the items listed on Exhibit A to this letter; we have made no further investigation.

        With regard to our opinion in paragraph 5 below, we express no opinion regarding any law or governmental rule or regulation regarding maximum allowable interest rates. We note that Colorado Revised Statutes Annotated Section 18-15-104 prescribes penalties for charging a loan finance charge where the charge exceeds an annual percentage rate of 45 percent (45%) and that the basic interest rate under the Notes is the prime commercial lending rate as set forth in the Wall Street Journal plus 2%. We are unable to render an opinion regarding compliance with Colorado Revised Statutes Annotated Section 18-15-104, however, because we cannot conclude that the provisions of the Notes (including those relating to, among other things, default interest, conversion price adjustments, payment of expenses, and payment of attorneys fees) would not, under any circumstances, result in a loan finance charge in excess of 45 percent (45%). In particular, we note that we are not aware of any Colorado authority which determines how the value of conversion rights would be calculated for purposes of determining whether the maximum statutory rate on a loan finance charge has been exceeded.

        Based upon and subject to the foregoing, we are of the opinion that:

          1.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as now being and as heretofore conducted.

2

          2.     The Transaction Documents have been duly authorized, executed and delivered by the Company.

          3.     The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents.

          4.     Except as disclosed by the Company on Schedule 4.5(a) of the Schedule of Exceptions to the Purchase Agreement, the execution and delivery by the Company of each of the Transaction Documents, and the performance by the Company of its obligations thereunder (a) do not result in a violation of any provision of the Articles of Incorporation or Bylaws of the Company, (b) assuming execution by the Company's Series E-1 Preferred Shareholders of certain consents and waivers of their contract rights, and assuming the execution by each of the Purchasers of a Subordination Agreement with Silicon Valley Bank, do not breach or result in a material violation of, or material default under, any indenture, mortgage, deed of trust, agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (c) do not violate or contravene (i) any governmental statute, rule or regulation applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations, and (d) do not require any approval from any Government Authority, except those approvals that may be required under state securities or blue sky laws. For purposes of this letter, "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory bodies of the State of Colorado or United States of America.

          5.     The Purchase Agreement and the Notes to be issued on the date hereof constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with such terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, and other laws related to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (a) the enforcement of rights with respect to indemnification and contribution obligations and (b) provisions (i) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to setoff or, (ii) relating to choice of law, submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

          6.     To our knowledge, there is no legal or governmental action, investigation, suit or proceeding pending or threatened against the Company in law, equity or otherwise before any court, administrative agency or arbitrator (a) asserting the invalidity of the Transaction Documents, (b) seeking to prevent the consummation of any of the transactions provided for in the Transaction Documents, or (c) which would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability (with respect to the Company) of, the Transaction Documents, or (d) which would result in a material adverse change in the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company. For purposes of the opinion set forth in this paragraph, we have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or Governmental Authority has communicated in writing to the Company a present intention to initiate such actions, investigations or proceedings against the Company.

          7.     Assuming the accuracy of the representations and warranties of the Purchasers contained or incorporated by reference in the Purchase Agreement and compliance with the terms and provisions of the Purchase Agreement, it is not necessary in connection with the offer and sale of

3

  the Notes or the Conversion Shares (as defined below), if any, by the Company to the Purchasers under the circumstances contemplated by the Purchase Agreement to register the Notes or the Conversion Shares under the Securities Act of 1933, as amended. The term "Conversion Shares" as used herein means the shares of the Company's capital stock issuable upon conversion of the Notes in accordance with their terms.

        We are furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein. This opinion letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. In addition, we disclaim any obligation to update this opinion letter for changes in fact or law, or otherwise.

Very truly yours,
FAEGRE & BENSON LLP

4

EXHIBIT A
to
FAEGRE & BENSON LLP
OPINION

1.
Articles of Incorporation of Displaytech, Inc., as amended February 11, 2003.

2.
Restated Bylaws of Displaytech, Inc., dated June 20, 2000.

3.
Stock Purchase Agreement, dated February 11, 2003, among Displaytech, Inc., Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and Interwest Capital, Inc.

4.
Note Purchase Agreement, dated as of February 12, 1999, by and between Displaytech, Inc. and Hewlett-Packard Company, as amended by Amendment No. 1 to Note Purchase Agreement, dated as of February 19, 1999 and by the Second Amendment to Note Purchase Agreement, dated as of February 11, 2003.

5.
Series E Shareholders' Rights Agreement, dated February 11, 2003, among Displaytech, Inc. and the Purchasers of Series E Preferred Stock.

6.
Bill of Exchange Purchase Agreement, dated April 30, 2002, by and between Silicon Valley Bank and Displaytech, Inc.

7.
Loan and Security Agreement, dated April 4, 2003, by and between Silicon Valley Bank and Displaytech, Inc.

8.
Promissory Note, dated December 30, 2001, by Displaytech, Inc. and in favor of Cadwalader, Wickersham & Taft, in the original principal amount of $150,000.

9.
Lease Agreement, dated July 7, 2000, by and between Displaytech, Inc. zand Conseco Vendor Finance Services Corporation.

10.
Letter Agreement, dated June 11, 2002, by and between Displaytech, Inc. and Amkor Technology.

11.
Manufacturing Agreement, dated December 10, 1998, by and between Displaytech, Inc. and Miyota Co., Ltd., as amended by Amendment No. 1, dated March 25, 1999, Amendment No. 2, dated July 24, 2001, Amendment No. 3, dated March 13, 2003, and Amendment No. 4, dated April 24, 2003.

12.
University Research Corporation Technology License and Industrial Research Agreement with Displaytech, Inc., dated June 1, 1994.

13.
Lease Agreement, dated July 30, 1996, by and between Displaytech, Inc., as Tenant, and Pratt Land Limited Liability Company, as Landlord, as amended by that certain Addendum to Lease Agreement, dated June 1, 2002.

14.
Winding-Up of Alliance, Production and Marketing Framework Agreement by and between Displaytech, Inc. and Agilent Technologies, Inc., effective November 15, 1999 and amended April 26, 2002.

5

EXHIBIT D

SCHEDULE OF EXCEPTIONS

        The following is a list of schedules and exceptions to certain of the representations and warranties made by Displaytech, Inc. (the "Company") in that certain Note Purchase Agreement (the "Agreement"), dated December 31, 2003, among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and InterWest Capital, Inc. (collectively, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. All descriptions of agreements or other matters appearing herein are summary in nature and are qualified by reference to the complete documents.

        Nothing in this Schedule of Exceptions shall constitute an admission of any liability or obligation of the Company to any third party, an admission against the Company's interests or an acknowledgment that any matter disclosed in this Schedule of Exceptions is required to be disclosed (particularly where such disclosure is required in accordance with a materiality standard or as not in the ordinary course of business).

        The information contained in this Schedule of Exceptions is confidential and proprietary information of the Company.

Schedule 4.2(a) - (i)
Authorized capital stock of the Company:
Common Stock	25,000,000
Preferred Stock	5,000,000
Schedule 4.2(a) - (ii)
Number of designated shares in each Series or Class:
Series B Convertible Preferred Stock	750,000
Series D Convertible Preferred Stock	510,000
Series E-B Convertible Preferred Stock	500,000
Series E-D Convertible Preferred Stock	510,000
Series E-1 Senior Preferred Stock	600,000
Series E-2 Senior Preferred Stock	400,000
Schedule 4.2(a) - (iii)
Number of shares outstanding in each Series or Class after issuance of shares on Closing Date:
Common Stock	242
Series B Convertible Preferred Stock	260,051
Series D Convertible Preferred Stock	144,856
Series E-1 Senior Preferred Stock	47,596
Series E-2 Senior Preferred Stock	0
Series E-B Convertible Preferred Stock	225,638
Series E-D Convertible Preferred Stock	185,785

Schedule 4.2(a) - (1)

        Shares of capital stock outstanding at Closing which were subject to preemptive rights when issued:

  Except for a small number of shares of Series B Convertible Preferred Stock obtained by individuals in the "reverse conversion" of Common Stock into the Series B, all outstanding shares of Series B and Series D Preferred Convertible Stock were subject to preemptive rights when issued but, after giving effect to the Certificates of Designation, no longer are.

Schedule 4.2(a) - (2)

  Shares of capital stock outstanding at Closing which provide the holders thereof preemptive rights:

        None

Schedule 4.2(b)

  Number and purpose for which shares of the Company's Common Stock are reserved:

Shares Reserved	Purpose
740,000	Issuance of Options under the 1988 Incentive Stock Option Plan
2,699,022	Issuance of Options under the 1998 Stock Incentive Plan
294,545	Warrants Outstanding
3,657,539	Conversion of the Series B Convertible Preferred Stock
2,633,745	Conversion of the Series D Convertible Preferred Stock
3,173,530	Conversion of the Series E-B Convertible Preferred Stock
3,377,909	Conversion of the Series E-D Convertible Preferred Stock

Exception §4.2(c)

  Agreements for options for which stock has not been reserved:

  Consultants to the Company have been granted options to purchase a total of 26,374 common shares that have not been issued under an existing Plan and which have not been reserved by the Company.

Exception §4.2(d)

  Potential registration rights to be granted include

Shareholder	Shares Owned	Explanation
University Research Corporation, assigned to University of Colorado Foundation, Inc., assigned to University Technology Corporation (current owner)	10 Series B Convertible Preferred shares	Subject to Stock Purchase Agreement dated May 1, 1990.

Schedule 4.2(e)

  Other Agreements regarding voting of stock:

  On January 1, 1992 certain employees signed an Employee Stock Purchase and Restriction Agreement that obligated the employees to vote any shares purchased pursuant to stock options granted under the Company's 1988 Incentive Stock Option Plan in favor of any merger or sale of the Company approved by the Company's Board of Directors. These agreements were later amended on March 31, 1995 to require the employees to vote their option shares in favor of the election of Richard Hokin and J. Kermit Birchfield, Jr. to the Company's Board of Directors.

Schedule 4.2(f)

  Anti-dilution protections in effect under various Agreements:

    1.
    Hewlett-Packard Company—Note Purchase Agreement dated February 12, 1999, as amended by Amendment No. 1, dated February 19, 1999, and the Second Amendment to

2

      Note Purchase Agreement, dated February 11, 2003, and the Amended and Restated Convertible Note maturing February 19, 2008

    2.
    Fleming US Discovery Fund III, L.P.; Fleming US Discovery Offshore Fund III, L.P., DB Capital Partners SBIC, L.P., Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, and InterWest Capital, Inc.,—Stock Purchase Agreement dated July 30, 2001

    Antidilution protection in above two agreements, as well as with respect to Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-B Convertible Preferred Stock and Series E-D Convertible Preferred Stock, is limited to stock splits, combinations, reclassifications and the like.

Schedule 4.2(h)

  Owners of 5% or more of outstanding Capital Stock:

InterWest Capital, Inc.
Century America LLC
JKB-Displaytech LLC	Combined
Guthrie Birchfield
J. Kermit Birchfield, Jr.
Kingdon Associates, LP
Kingdon Partners, LP	Combined
M. Kingdon Offshore, NV
Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, LP	Combined
MidOcean Capital Partners SB, LP
Hewlett-Packard Company

Schedule 4.5(a)

Defaults or Conflicts:

Loan and Security Agreement, dated April 4, 2003, between Silicon Valley Bank and the Company (the "SVB Agreement") contains a negative covenant against additional indebtedness by the Company other than certain permitted indebtedness including obligations that are subordinate to Silicon Valley Bank. To comply with such requirements for the issuance of the Notes, the Purchasers are required to enter into a subordination agreement in a form reasonably acceptable to Silicon Valley Bank and certain legends will need to be added to the Notes.

Section 8.1(b) of the certain Note Purchase Agreement (as amended, the "HP Agreement"), dated as of February 12, 1999, by and between the Company and Hewlett-Packard Company ("HP"), as amended by Amendment No. 1 to Note Purchase Agreement, dated as of February 19, 1999 and by the Second Amendment to Note Purchase Agreement, dated as of February 11, 2003, permits the Company to borrow certain amounts of unsecured subordinate indebtedness so long as the notice and other requirements set forth in Section 8.1(b) are complied with. The Company has not complied with such requirements and, therefore, the issuance of the Notes may result in a default under the HP Agreement. In addition, in the event of such a default, the Company could be in default under the SVB Agreement.

Stock Purchase Agreement among the Company and certain Investors, dated as of February 11, 2003.

3

Certificate of Designation and Determination of Preferences of the Series E-1 Senior Preferred Stock.

Schedule 4.6(a)

  Disclosure Materials previously provided:

    1.
    All of the closing documents and related agreements associated with the Company's Series E Preferred Stock financing including but not limited to those agreements referenced on the closing binder index attached hereto.

    2.
    Private Placement Memorandum dated October 2000.

    3.
    List of Displaytech's financings.

    4.
    Stock Purchase Agreement, dated January 27, 1998, between Hewlett-Packard Company and Displaytech, Inc.

    5.
    Note Purchase Agreement, dated February 19, 1999, between Hewlett-Packard Company and Displaytech, Inc.

    6.
    Amendment No. 1 to the Note Purchase Agreement, dated February 19, 1999, between Hewlett-Packard Company and Displaytech, Inc.

    7.
    Second Amendment to the Note Purchase Agreement, dated February 11, 2003, between Hewlett-Packard Company and Displaytech, Inc.

    8.
    Amended and Restated Convertible Note, dated February 11, 2003, with Displaytech, Inc. as maker in favor of Hewlett-Packard Company.

    9.
    Certificate of Designation and Determination of Preferences of Series HP Convertible Stock.

    10.
    Certificate of Designation and Determination of Preferences of Series B Convertible Stock.

    11.
    Stock Purchase Agreement dated January 7, 2000 between Fleming US Discovery Fund III, LP and Displaytech, Inc.

    12.
    Schedule of Exceptions to the Stock Purchase Agreement dated January 7, 2000 and all attachments related thereto.

    13.
    Private Placement Memorandum dated March 2001.

    14.
    Weekly cash meetings at which Weekly Cash/Ships Updates were sent electronically to investors.

    13.
    Weekly telephone conference calls for customer and business updates at which slides were sent electronically to investors.

    14.
    New product plans and product roadmaps; presentation materials at board meetings.

    15.
    Audited financial statements of the Company at December 31, 2002.

    16.
    Unaudited financial statements of the Company at September 30, 2003.

    17.
    Loan and Security Agreement, dated April 4, 2003, between Silicon Valley Bank and Displaytech, Inc.

4

Schedule 4.9(a)

  List of Benefit Plans:

    Medical insurance, administered by Humana Insurance Co.
    Dental insurance provided by MetLife
    Vision Service Plan
    Life Insurance provided by GE Financial Assurance Co.
    Disability Insurance provided by GE Financial Assurance Co.
    Displaytech, Inc. Profit Sharing and 401(k) Plan

Schedule 4.9(k)

  Accruals under Unfunded Benefit Plans:
  None

Schedule 4.11

  All outstanding securities of the Company:
  See attached

Schedule 4.12(a)

  List of Intellectual Property:
  See attached

Exception §4.12(a)(iii)

  Statement re suspected infringement:

Displaytech suspects several companies affiliated with [****] particularly [*****] are developing products that may infringe the Company's patents and patents licensed from Noel Clark and Sven Lagerwall. However, because the companies are headquartered in [*****] and are not producing commercial quantities of products, Displaytech had not initiated formal infringement action.

Displaytech is also aware that [*****] has developed a laboratory display panel that is suspected of infringing the patents licensed from Noel Clark and Sven Lagerwall, and possibly, some of Displaytech's patents. The [*****] researchers contacted Noel Clark and inquired about licensing. Professor Clark responded to the [*****] researchers that any discussion about intellectual property would have to include Displaytech. Displaytech has met with the [*****] researchers and notified them of Displaytech's intellectual property rights in this area.

Exception §4.12(b)(i)

  Statement re grounds for claim against Company of patent infringement

Displaytech has had discussions with a current supplier of FLC chemical components to obtain a license to a patent of unknown validity and which may cover FLC components that are useful in Displaytech's products. Discussions with the supplier for such license ceased without the issuance of such license. As a result, Displaytech began purchasing FLC chemicals components from an alternative supplier, and has proceeded on the assumption that there is an implied license for the FLC chemical components it buys and uses.

Exception §4.12(b)(ii)

  Statement re third party patent applications

Displaytech is aware of a third party foreign patent application that may cover a component that had been considered for a projection project. Displaytech already has an issued United States patent and pending foreign patent applications on this same technology. If this patent application continues to be

5

prosecuted through the United States Patent and Trademark Office with the same claims as the foreign patent application, it may provoke an interference proceeding with Displaytech's issued United States patent.

Exception §4.12(c)

  Statement re filing of prior art

Displaytech is aware that in one of its issued patents a relevant, but, in the Company's opinion, an immaterial prior art document was inadvertently not disclosed to the United States Patent and Trademark Office during the pendency of the patent application. This prior art document has been disclosed in a currently-pending continuation of this original patent application in which relatively broader claims are being sought.

Schedule 4.14

  Leased Property

        The Company leases approximately 30,000 square feet of office and manufacturing space from Pratt Land LLC located at 2602 Clover Basin Drive, Longmont, CO.

        The Company leases office space in Tokyo, Japan at the Yurakucho Business Center. The material terms of the lease are as follows:

Landlord:	Mitsubishi Estate Co., Ltd.
Address:	Business Center Yurakucho 11F Yurakucho Bldg. 1-10-1 Yurakucho, Chiyoda-ku Tokyo 100-0006, Japan
Lease Amount:	472,500 yen monthly
Term:	Month to month renewal

Schedule 4.15(b)

        None

Schedule 4.16(a)

  Environmental Compliance:
  None

Schedule 4.16(b)

  Storage of Hazardous Materials
  None

Schedule 4.18

  Offering of Shares
  None

6

Schedule 4.19

        List the amount of all Indebtedness, any Lien with respect thereto, and a description of the agreement therefore:

EQUIPMENT LEASES WITH FOLLOWING LESSORS	MONTHLY RENTAL	LIABILITY @11/30/03
Wells Fargo Financial (formerly Conseco Finance) pursuant to that certain Lease Agreement, dated July 7, 2000, by and between Conseco Vendor Services Corporation and Displaytech, Inc.	1,922.36	33,243.70
TOTAL	1,922.36	33,243.70
OTHER INDEBTEDNESS		LIABILITY @11/30/03
Amended and Restated Convertible Note, dated February 11, 2003 payable to HP as well as the HP Agreement		14,117,500.00
Promissory Note, dated December 30, 2001, payable to Cadwalader, Wickersham, & Taft (interest has been paid through 11/30/03)		150,000.00
Amkor Technology Letter Agreement, dated June 11, 2002		275,540.95
Miyota (payables under that certain Manufacturing Agreement, dated December 10, 1998, by and between Displaytech, Inc. and Miyota Co., Ltd., as amended		424,917.09
Silicon Valley Bank pursuant to the SVB Loan Agreement and related documents (including, but not limited to, the Negative Pledge Agreement, dated April 4, 2003, by and between the Company and Silicon Valley Bank		469,885.30

TOTAL		15,437,843.34

7

Liens

1.	UCC-1 Financing Statement Filed: CO Secretary of State—7/28/2000—Reception No. 20002068604 Secured Party: Conseco Finance Vendor Services Corp.
	Collateral:	Specific equipment (Computer/telephone)
2.	UCC-1 Financing Statement
Filed: CO Secretary of State—3/21/2002—Reception No. 20022030043
Secured Party: Transamerica Technology Finance Corporation, successor in interest to Transamerica Business Credit Corporation
	Collateral:	Filed as evidence of equipment lease only (specific equipment)
The indebtedness relating to the foregoing lien has been paid in full and the Company expects that a UCC-3 termination statement will be filed
3.	UCC-1 Financing Statement Filed: CO Secretary of State—6/14/2002—Reception No. 20022063462 Secured Party: Silicon Valley Bank
	Collateral:	Purchased accounts receivable of account debtors Miyota Co. Ltd. and Nissho Electronics
4.	UCC-1 Financing Statement Filed: CO Secretary of State—4/08/2003—Reception No. 20032036771 Secured Party: Silicon Valley Bank
	Collateral:	Goods and equipment, inventory, contract rights, general intangibles, accounts, documents, etc.
5.	UCC-1 Financing Statement Filed: CO Secretary of State—4/9/2003—Reception No. 20032037894 Secured Party: Silicon Valley Bank
	Collateral:	Goods and equipment, inventory, contract rights, general intangibles, copyright rights and applications, etc.

Schedule 4.23(a)

  List all the Company's insurance policies:

Commercial general liability insurance provided by The Hartford:

  Personal Property
  Business Income and Extra Expense
  Accounts Receivable
  Original Information Property
  Hired and Non-owned Autos
  General Liability
  Products Completed Operations
  Personal & Advertising Injury
  Manufacturer's Errors and Omissions Liability
  Crime Coverage, Employee Dishonesty
  Commercial Catastrophe Liability
  Worker's Compensation

Policies provided through AIG American International Companies

  Directors, Officers and Private Company Liability Insurance
  Employee Benefit Plan Fiduciary Liability Insurance

Life Insurance/Individual provided by Sun Life of Canada for:

  Haviland Wright and Mark Handschy (Chief Scientist)

8

Schedule 4.11

Name	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price	Perferred Series E-B Convertible Stock	Perferred Series E-B Pro Forma on an as converted basis of $7.11	Perferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price	Perferred Series B Convertible Stock
MidOcean Capital Partners SB, L.P.	—	—	—	—	—	—	—	—	71,928	1,307,782	7,192,800	100,000
Hewlett Packard (Convertible Note)+ Interest***	—	—	—	—	—	—	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—	—	—	—	—	—	24,219
Fleming US Discovery Fund III, L.P.	17,281	1,728,100	70,589	1,283,436	7,058,900	86,182	1,212,124	8,618,200	—	—	—	—
Fleming US Discovery Offshore Fund III, L.P.	2,767	276,700	11,340	206,182	1,134,000	13,818	194,346	1,381,800	—	—	—	—
Kingdon Offshore N.V.	—	—	—	—	—	—	—	—	53,946	980,836	5,394,600	80,414
Kingdon Partners, L.P.	—	—	—	—	—	—	—	—	5,754	104,618	575,400	33,299
Kingdon Associates, L.P.	—	—	—	—	—	—	—	—	12,228	222,327	1,222,800	19,480
Interwest Capital, Inc.	20,048	2,004,800	72,006	1,309,200	7,200,600	41,017	576,891	4,101,692	—	—	—	—
Century America LLC	—	—	10,925	198,636	1,092,500	42,175	593,179	4,217,500	—	—	—	—
JKB-Displaytech, LLC	—	—	10,925	198,636	1,092,500	20,330	285,935	2,033,000	—	—	—	—
Birchfield, Kermit J.	—	—	—	—	—	10,603	149,128	1,060,300	—	—	—	—
Birchfield, Guthrie K	—	—	—	—	—	513	7,215	51,300	—	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—	—	—	—	—	—	—
Nissho	7,500	750,000	10,000	181,818	1,000,000	—	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—	—	—	—	—	—	—
Handschy, Mark A	—	—	—	—	—	—	—	—	—	—	—	5
Lewis, Lloyd M	—	—	—	—	—	—	—	—	—	—	—	—
D.A. Davidson	—	—	—	—	—	6,000	84,388	600,000	—	—	—	—
Clough, George E	—	—	—	—	—	—	—	—	—	—	—	21
DADCO Incorporated	—	—	—	—	—	5,000	70,323	500,000	—	—	—	—
Wand, Michael D	—	—	—	—	—	—	—	—	—	—	—	75
Cadwalader	—	—	—	—	—	—	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—	—	—	—	—	—	130
Ellis, Beth L	—	—	—	—	—	—	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—	—	—	—	—	—	405
Analysis Group Fund I, L.P.	—	—	—	—	—	—	—	—	1,000	18,182	100,000	—
Wieseler, Todd G.	—	—	—	—	—	—	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—	—	—	—	—	—	—

1

Name	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**	% of Total Shares Stock Issued	No. of Warrants	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
MidOcean Capital Partners SB, L.P.	1,406,470	10,000,000	—		2,714,252	21.06%	—	—	—	2,714,252	15.79%	Outside Investor
Hewlett Packard (Convertible Note)+ Interest***	—	—	—		—	0.00%	—	—	—	2,566,818	14.93%	Outside Investor
Hewlett Packard	340,633	2,421,900	—		340,633	2.64%	87	—	—	340,720	1.98%	Outside Investor
Fleming US Discovery Fund III, L.P.	—	—	—		2,512,841	19.49%	—	—	—	2,512,841	14.62%	Outside Investor
Fleming US Discovery Offshore Fund III, L.P.	—	—	—		403,295	3.13%	—	—	—	403,295	2.35%	Outside Investor
Kingdon Offshore N.V.	1,130,999	8,041,400	—		2,111,835	16.38%	—	—	—	2,111,835	12.28%	Outside Investor
Kingdon Partners, L.P.	468,340	3,329,900	—		572,959	4.44%	—	—	—	572,959	3.33%	Outside Investor
Kingdon Associates, L.P.	273,980	1,948,000	—		496,308	3.85%	—	—	—	496,308	2.89%	Outside Investor
Interwest Capital, Inc.	—	—	—		1,906,139	14.79%	—	—	—	1,906,139	11.09%	Outside Investor
Century America LLC	—	—	—		791,815	6.14%	—	—	—	791,815	4.61%	Outside Investor
JKB-Displaytech, LLC	—	—	—		484,572	3.76%	—	—	—	484,572	2.82%	Outside Investor
Birchfield, Kermit J.	—	—	—		149,128	1.16%	—	20,000	258,750	169,128	0.98%	Outside Investor
Birchfield, Guthrie K	—	—	—		7,215	0.06%	—	—	—	7,215	0.04%	Outside Investor
Thomas Weisel Partners	—	—	—		—	0.00%	240,000	—	—	240,000	1.40%	Outside Investor
Barton, Richard D	—	—	—		—	0.00%	—	191,500	1,053,250	191,500	1.11%	Management
Nissho	—	—	—		189,318	1.47%	—	—	—	189,318	1.10%	Outside Investor
Spenner, Bruce F	—	—	—		—	0.00%	—	170,000	935,000	170,000	0.99%	Management
Wright, Haviland	—	—	—		—	0.00%	—	170,000	1,287,500	170,000	0.99%	Employee, terminated
Handschy, Mark A	70	500	—		70	0.00%	—	148,010	812,911	148,080	0.86%	Management
Lewis, Lloyd M	—	—	—		—	0.00%	—	88,500	486,750	88,500	0.51%	Management
D.A. Davidson	—	—	—		84,388	0.65%	3,700	—	—	88,088	0.51%	Outside Investor
Clough, George E	295	2,100	—		295	0.00%	—	79,583	527,708	79,879	0.46%	Employee, terminated
DADCO Incorporated	—	—			70,323	0.55%	—	—	—	70,323	0.41%	Outside Investor
Wand, Michael D	1,055	7,500	—		1,055	0.01%	—	68,000	538,375	69,055	0.40%	Employee
Cadwalader	—	—	—		—	0.00%	34,091	—	—	34,091	0.20%	Outside Investor
Walba, David M	1,828	13,000	—		1,828	0.01%	—	30,000	292,500	31,828	0.19%	Founder
Ellis, Beth L	—	—	—		—	0.00%	—	30,000	255,000	30,000	0.17%	Employee, terminated
Clark, Noel	5,696	40,500	—		5,696	0.04%	—	20,000	170,000	25,696	0.15%	Founder
Analysis Group Fund I, L.P.	—	—	—		18,182	0.14%	—	—	—	18,182	0.11%	Outside Investor
Wieseler, Todd G.	—	—	—		—	0.00%	—	18,000	99,000	18,000	0.10%	Employee
Hokin, Richard	—	—	—		—	0.00%	—	17,500	221,250	17,500	0.10%	Director
Transamerica	—	—	—		—	0.00%	16,667	—	—	16,667	0.10%	Outside Investor

2

Name	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price	Perferred Series E-B Convertible Stock	Perferred Series E-B Pro Forma on an as converted basis of $7.11	Perferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price	Perferred Series B Convertible Stock
Meadows, Michael R	—	—	—	—	—	—	—	—	—	—	—	8
Skaare, David K	—	—	—	—	—	—	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—	—	—	—	—	—	10
Taylor, James	—	—	—	—	—	—	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—	—	—	—	—	—	8
Swanson, Stanley R.	—	—	—	—	—	—	—	—	—	—	—	—
Gillette, William	—	—	—	—	—	—	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—	—	—	—	—	—	—
Hollenbeck, Dave	—	—	—	—	—	—	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—	—	—	—	—	—	—
Prikyl, Ivan	—	—	—	—	—	—	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—	—	—	—	—	—	10
Lewis, Susan M	—	—	—	—	—	—	—	—	—	—	—	—
Vickery, Earle	—	—	—	—	—	—	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—	—	—	—	—	—	—

3

Name	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**	% of Total Shares Stock Issued	No. of Warrants	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
Meadows, Michael R	113	800	—		113	0.00%	—	15,010	81,411	15,123	0.09%	Employee
Skaare, David K	—	—	—		—	0.00%	—	14,000	77,000	14,000	0.08%	Employee
Reinhard, Steven	—	—	—		—	0.00%	—	13,000	71,500	13,000	0.08%	Employee
Berliner, Christopher J	—	—	—		—	0.00%	—	12,000	66,000	12,000	0.07%	Employee
Thurmes, William N	141	1,000	—		141	0.00%	—	11,597	62,640	11,738	0.07%	Employee
Taylor, James	—	—	—		—	0.00%	—	11,521	63,366	11,521	0.07%	Employee, terminated
Parghi, Deven	—	—	—		—	0.00%	—	11,500	63,250	11,500	0.07%	Employee
O'Callaghan, Michael J	113	800	—		113	0.00%	—	11,011	59,412	11,124	0.06%	Employee
Swanson, Stanley R.	—	—	—		—	0.00%	—	10,366	10,366	10,366	0.06%	Consultant
Gillette, William	—	—	—		—	0.00%	—	10,000	55,000	10,000	0.06%	Employee
Huffman, William	—	—	—		—	0.00%	—	10,000	55,000	10,000	0.06%	Employee
O'Donnell, Patrick	—	—	—		—	0.00%	—	10,000	55,000	10,000	0.06%	Employee
Jagemalm, Pontus A.	—	—	—		—	0.00%	—	9,250	50,875	9,250	0.05%	Employee
McConahy, Brian	—	—	—		—	0.00%	—	8,750	48,125	8,750	0.05%	Employee
Ferguson, Rachel	—	—	—		—	0.00%	—	8,500	46,750	8,500	0.05%	Employee
Yee, Michael	—	—	—		—	0.00%	—	8,500	46,750	8,500	0.05%	Employee
Walker, Christopher	—	—	—		—	0.00%	—	8,450	46,475	8,450	0.05%	Employee
More, Kundalika M	—	—	242	266	242	0.00%	—	8,075	42,433	8,317	0.05%	Employee
Dallas, James	—	—	—		—	0.00%	—	8,125	44,688	8,125	0.05%	Employee
Larsen, Per	—	—	—		—	0.00%	—	8,125	44,688	8,125	0.05%	Employee
Hollenbeck, Dave	—	—	—		—	0.00%	—	8,000	44,000	8,000	0.05%	Employee
Low, Chin Chor	—	—	—		—	0.00%	—	8,000	44,000	8,000	0.05%	Employee
O'Neill, Matthew B	—	—	—		—	0.00%	—	7,525	41,388	7,525	0.04%	Employee
Harmes, Benjamin L	—	—	—		—	0.00%	—	7,500	41,250	7,500	0.04%	Employee
Lundie, Gregory P	—	—	—		—	0.00%	—	7,500	41,250	7,500	0.04%	Employee
Koprowski, Brian C	—	—	—		—	0.00%	—	7,375	40,563	7,375	0.04%	Employee
Abbott, Thomas D	—	—	—		—	0.00%	—	7,188	88,047	7,188	0.04%	Employee, terminated
Prikyl, Ivan	—	—	—		—	0.00%	—	7,000	38,500	7,000	0.04%	Employee
Yang, Su	—	—	—		—	0.00%	—	6,875	37,813	6,875	0.04%	Employee
Vohra, Rohini T	141	1,000	—		141	0.00%	—	6,605	35,184	6,746	0.04%	Employee
Lewis, Susan M	—	—	—		—	0.00%	—	6,500	35,750	6,500	0.04%	Employee
Vickery, Earle	—	—	—		—	0.00%	—	6,000	33,000	6,000	0.03%	Employee
Elquest, Douglas K	—	—	—		—	0.00%	—	5,500	30,250	5,500	0.03%	Employee

4

Name	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price	Perferred Series E-B Convertible Stock	Perferred Series E-B Pro Forma on an as converted basis of $7.11	Perferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price	Perferred Series B Convertible Stock
Stuart III, L (Terry)	—	—	—	—	—	—	—	—	—	—	—	390
Dozier, Glenn	—	—	—	—	—	—	—	—	—	—	—	—
Erskine, Keith	—	—	—	—	—	—	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—	—	—	—	—	—	69
Weinberger, David	—	—	—	—	—	—	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—	—	—	—	—	—	—
Aikawa, Satoko	—	—	—	—	—	—	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—	—	—	—	—	—	—
Jernigan, Charles	—	—	—	—	—	—	—	—	—	—	—	—
Current (Arno), Erin	—	—	—	—	—	—	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—	—	—	—	—	—	—
Crandall, Charles	—	—	—	—	—	—	—	—	—	—	—	3
Everets, John	—	—	—	—	—	—	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—	—	—	—	—	—	134
Her, Jin	—	—	—	—	—	—	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—	—	—	—	—	—	118
Braun, Tim	—	—	—	—	—	—	—	—	—	—	—	117
Meadows, Michael R & McCormick, Regina A	—	—	—	—	—	—	—	—	—	—	—	110
Gaalema, Stephen	—	—	—	—	—	—	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—	—	—	—	—	—	105
Tornga, Sondra	—	—	—	—	—	—	—	—	—	—	—	103
Walba, Jeffrey H.	—	—	—	—	—	—	—	—	—	—	—	90
Chase, Holden	—	—	—	—	—	—	—	—	—	—	—	10
Perry, Ann E.	—	—	—	—	—	—	—	—	—	—	—	81

5

Name	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**	% of Total Shares Stock Issued	No. of Warrants	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
Stuart III, L (Terry)	5,485	39,000	—		5,485	0.04%	—	—	—	5,485	0.03%	Employee, terminated
Dozier, Glenn	—	—	—		—	0.00%	—	5,000	33,000	5,000	0.03%	Consultant
Erskine, Keith	—	—	—		—	0.00%	—	5,000	27,500	5,000	0.03%	Employee
Goranson, Pamela J	—	—	—		—	0.00%	—	5,000	25,520	5,000	0.03%	Employee
Xue, Jiuzhi	970	6,900	—		970	0.01%	—	4,000	34,000	4,970	0.03%	Employee, terminated
Weinberger, David	—	—	—		—	0.00%	—	4,750	71,250	4,750	0.03%	Consultant
Shiba, Eitoku	—	—	—		—	0.00%	—	4,500	24,750	4,500	0.03%	Employee
Jordan, Belinda	—	—	—		—	0.00%	—	4,250	23,375	4,250	0.02%	Employee
Feddersen, Jody M	—	—	—		—	0.00%	—	4,125	22,688	4,125	0.02%	Employee
Keene, Julie	—	—	—		—	0.00%	—	4,100	20,570	4,100	0.02%	Employee
Aikawa, Satoko	—	—	—		—	0.00%	—	4,000	22,000	4,000	0.02%	Consultant
Artigliere, Anthony	—	—	—		—	0.00%	—	4,000	49,000	4,000	0.02%	Employee, terminated
Jernigan, Charles	—	—	—		—	0.00%	—	4,000	22,000	4,000	0.02%	Employee
Current (Arno), Erin	—	—	—		—	0.00%	—	3,750	20,625	3,750	0.02%	Employee
Cohn, Sarah J	—	—	—		—	0.00%	—	3,125	17,188	3,125	0.02%	Employee
Kostanecki, Andrew T.	—	—	—		—	0.00%	—	3,060	3,060	3,060	0.02%	Consultant
Perlmutter, Stephen	—	—	—		—	0.00%	—	3,000	25,500	3,000	0.02%	Employee, terminated
Diehl, Melissa	—	—	—		—	0.00%	—	2,750	15,125	2,750	0.02%	Employee
Crandall, Charles	42	300	—		42	0.00%	—	2,250	19,125	2,292	0.01%	Employee, terminated
Everets, John	—	—	—		—	0.00%	—	2,000	24,500	2,000	0.01%	Consultant
Winkleman, Steven L	—	—	—		—	0.00%	—	2,000	17,000	2,000	0.01%	Employee, terminated
Drabik, Tim	—	—	—	—		0.00%	—	1,889	1,889	1,889	0.01%	Employee, terminated
Cunningham, Jim D	1,885	13,400	—		1,885	0.01%	—	—	—	1,885	0.01%	Employee, terminated
Her, Jin	—	—	—		—	0.00%	—	1,778	1,778	1,778	0.01%	Employee, terminated
McLean, Roger	—	—	—		—	0.00%	—	1,762	1,762	1,762	0.01%	Consultant
Sissom, Bradley	1,660	11,800	—		1,660	0.01%	—	—	—	1,660	0.01%	Employee, terminated
Braun, Tim	1,646	11,700	—		1,646	0.01%	—	—	—	1,646	0.01%	Employee, terminated
Meadows, Michael R & McCormick, Regina A	1,547	11,000	—		1,547	0.01%	—	—	—	1,547	0.01%	Employee
Gaalema, Stephen	—	—	—		—	0.00%	—	1,500	1,500	1,500	0.01%	Consultant
Walba, David M & Geneson, Cassandra	1,477	10,500	—		1,477	0.01%	—	—	—	1,477	0.01%	Founder
Tornga, Sondra	1,449	10,300	—		1,449	0.01%	—	—	—	1,449	0.01%	Outside Investor
Walba, Jeffrey H.	1,266	9,000	—		1,266	0.01%	—	—	—	1,266	0.01%	Founder
Chase, Holden	141	1,000	—		141	0.00%	—	1,042	8,854	1,182	0.01%	Employee, terminated
Perry, Ann E.	1,139	8,100	—		1,139	0.01%	—	—	—	1,139	0.01%	Employee, terminated

6

Name	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price	Perferred Series E-B Convertible Stock	Perferred Series E-B Pro Forma on an as converted basis of $7.11	Perferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price	Perferred Series B Convertible Stock
Eppner, Gerald A.	—	—	—	—	—	—	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—	—	—	—	—	—	3
Banas, David	—	—	—	—	—	—	—	—	—	—	—	8
Poppe, Leszek	—	—	—	—	—	—	—	—	—	—	—	62
Doroski, David	—	—	—	—	—	—	—	—	—	—	—	55
Wand, Sherri	—	—	—	—	—	—	—	—	—	—	—	55
Black Forest Engineering,	—	—	—	—	—	—	—	—	—	—	—	—
Handschy, John R A & Pauline	—	—	—	—	—	—	—	—	—	—	—	50
Handschy, Mark A & Vernon, Terri H	—	—	—	—	—	—	—	—	—	—	—	50
Vernon, Leland H & Twila F	—	—	—	—	—	—	—	—	—	—	—	50
Pattee, Alan M	—	—	—	—	—	—	—	—	—	—	—	12
Zadow, Jerry	—	—	—	—	—	—	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—	—	—	—	—	—	44
Goranson, Kelly J	—	—	—	—	—	—	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—	—	—	—	—	—	27
Pilz, Caren	—	—	—	—	—	—	—	—	—	—	—	25
Pagano, Laura A	—	—	—	—	—	—	—	—	—	—	—	24
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—	—	—	—	—	—	23
Perry, James Elwood	—	—	—	—	—	—	—	—	—	—	—	20
Giles, Nancy	—	—	—	—	—	—	—	—	—	—	—	17
Arnett, Kenneth E	—	—	—	—	—	—	—	—	—	—	—	17
McCurry, Ruth F	—	—	—	—	—	—	—	—	—	—	—	15
Young, George C & Gail V	—	—	—	—	—	—	—	—	—	—	—	15
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—	—	—	—	—	—	10
University Technology Corporation	—	—	—	—	—	—	—	—	—	—	—	10
Sherman, Christopher J	—	—	—	—	—	—	—	—	—	—	—	9
Cunningham, Jill D.	—	—	—	—	—	—	—	—	—	—	—	7
Li, Edith W.	—	—	—	—	—	—	—	—	—	—	—	7
Skelly, David W	—	—	—	—	—	—	—	—	—	—	—	7
Dessau, Daniel & Kathryn	—	—	—	—	—	—	—	—	—	—	—	4
Quinn, Norman J. III	—	—	—	—	—	—	—	—	—	—	—	4
Lane, William Kerry	—	—	—	—	—	—	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—	—	—	—	—	—	3
Masterson, Hugh J	—	—	—	—	—	—	—	—	—	—	—	2
Gross, Howard W.	—	—	—	—	—	—	—	—	—	—	—	1
Wand, Anne-Michelle	—	—	—	—	—	—	—	—	—	—	—	1

	47,596	4,759,600	185,785	3,377,909	18,578,500	225,638	3,173,528	22,563,792	144,856	2,633,745	14,485,600	260,051

7

Name	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**	% of Total Shares Stock Issued	No. of Warrants	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
Eppner, Gerald A.	—	—	—		—	0.00%	—	1,000	15,000	1,000	0.01%	Consultant
Lloyd, Susan M	42	300	—		42	0.00%	—	896	7,615	938	0.01%	Employee, terminated
Banas, David	113	800	—		113	0.00%	—	813	6,906	925	0.01%	Employee, terminated
Poppe, Leszek	872	6,200	—		872	0.01%	—	—	—	872	0.01%	Outside Investor
Doroski, David	774	5,500	—		774	0.01%	—	—	—	774	0.00%	Employee, terminated
Wand, Sherri	774	5,500	—		774	0.01%	—	—	—	774	0.00%	Outside Investor
Black Forest Engineering,	—	—	—		—	0.00%	—	750	750	750	0.00%	Consultant
Handschy, John R A & Pauline	703	5,000	—		703	0.01%	—	—	—	703	0.00%	Outside Investor
Handschy, Mark A & Vernon, Terri H	703	5,000	—		703	0.01%	—	—	—	703	0.00%	Outside Investor
Vernon, Leland H & Twila F	703	5,000	—		703	0.01%	—	—	—	703	0.00%	Outside Investor
Pattee, Alan M	169	1,200	—		169	0.00%	—	531	4,516	700	0.00%	Employee, terminated
Zadow, Jerry	—	—	—		—	0.00%	—	679	679	679	0.00%	Consultant
Lahr, Heidi	619	4,400	—		619	0.00%	—	—	—	619	0.00%	Employee, terminated
Goranson, Kelly J	—	—	—		—	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Hartman, Gregory N	—	—	—		—	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Ward, David	—	—	—		—	0.00%	—	500	500	500	0.00%	Consultant
Sontag, Patricia E	380	2,700	—		380	0.00%	—	—	—	380	0.00%	Employee, terminated
Pilz, Caren	352	2,500	—		352	0.00%	—	—	—	352	0.00%	Employee, terminated
Pagano, Laura A	338	2,400	—		338	0.00%	—	—	—	338	0.00%	Outside Investor
Radzihovsky, Leo & Pao, Lucy	323	2,300	—		323	0.00%	—	—	—	323	0.00%	Outside Investor
Perry, James Elwood	281	2,000	—		281	0.00%	—	—	—	281	0.00%	Outside Investor
Giles, Nancy	239	1,700	—		239	0.00%	—	—	—	239	0.00%	Outside Investor
Arnett, Kenneth E	239	1,700	—		239	0.00%	—	—	—	239	0.00%	Outside Investor
McCurry, Ruth F	211	1,500	—		211	0.00%	—	—	—	211	0.00%	Employee, terminated
Young, George C & Gail V	211	1,500	—		211	0.00%	—	—	—	211	0.00%	Outside Investor
O'Hara, E. Kieran & Clark, Evelyn	141	1,000	—		141	0.00%	—	—	—	141	0.00%	Outside Investor
University Technology Corporation	141	1,000	—		141	0.00%	—	—	—	141	0.00%	Outside Investor
Sherman, Christopher J	127	900	—		127	0.00%	—	—	—	127	0.00%	Outside Investor
Cunningham, Jill D.	98	700	—		98	0.00%	—	—	—	98	0.00%	Employee, terminated
Li, Edith W.	98	700	—		98	0.00%	—	—	—	98	0.00%	Outside Investor
Skelly, David W	98	700	—		98	0.00%	—	—	—	98	0.00%	Outside Investor
Dessau, Daniel & Kathryn	56	400	—		56	0.00%	—	—	—	56	0.00%	Outside Investor
Quinn, Norman J. III	56	400	—		56	0.00%	—	—	—	56	0.00%	Outside Investor
Lane, William Kerry	—	—	—		—	0.00%	—	50	50	50	0.00%	Consultant
Hirmes, Helene	42	300	—		42	0.00%	—	—	—	42	0.00%	Outside Investor
Masterson, Hugh J	28	200	—		28	0.00%	—	—	—	28	0.00%	Outside Investor
Gross, Howard W.	14	100	—		14	0.00%	—	—	—	14	0.00%	Outside Investor
Wand, Anne-Michelle	14	100	—		14	0.00%	—	—	—	14	0.00%	Outside Investor

	3,657,539	26,005,100	242	266	12,890,560	100.00%	294,545	1,439,290	9,157,788	17,191,213	100.00%

8

Schedule 4.12(a)

Displaytech Owned US Patents

Patent No.	Title	Issue Date	Expires
6,633,301	RGB Illuminator with Calibration Via Single Detector Servo	10/14/03	5/17/19
6,580,078	Ferroelectric Liquid Crystal Infrared Chopper	6/17/03	4/6/21
6,570,550	Active Matrix Liquid Crystal Image Generator	5/27/03	12/22/14
6,569,504	Mesogenic Materials with Anomalous Birefringence Dispersion and	5/27/03	4/4/17
6,525,709	Miniature Display Apparatus and Method	2/25/03	10/17/17
6,507,330	DC-balanced and Non-DC-balanced Drive Schemes for Liquid Crystal Devices	1/14/03	9/1/19
6,426,783	Continuously Viewable DC-Field Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	7/30/02	2/18/18
6,413,448	Cyclohexyl- and Cyclohexynl-substituted Liquid Crystals with Low Birefringence	7/20/02	4/26/19
6,369,933	Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	4/9/02	12/18/19
6,359,723	Optics Arrangements Including Light Source Arrangements for an Active Matrix Crystal Image Generator	3/19/02	12/12/14
6,317,112	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/13/01	12/22/14
6,310,664	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	10/30/01	2/18/18
6,247,037	Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	6/12/01	1/28/19
6,195,136	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/27/01	12/22/14
6,144,421	Continuously Viewable, DC-Field Balanced Reflective, Ferroelectric Liquid Crystal Image Generator	11/7/00	2/18/18
6,139,771	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	10/31/00	4/4/17
6,100,945	Compensator Arrangements for a Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Display System	8/8/00	2/18/18
6,075,577	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	6/13/00	2/18/18
Restricted and Confidential

6,038,005	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	3/14/00	12/22/14
6,025,890	Beam Splitter Element Including a Beam Splitting Layer and a Polarizing Layer for use in a Light Polarization Modulating Display System	2/15/00	2/20/18
6,016,173	Optics Arrangement Including a Compensator Cell and Static Wave Plate For a Continuously Viewable, Reflection Mode, Ferroelectric Liquid Crystal Spatial Light Modulating System	1/18/00	2/18/18
5,900,976	Display System including a Polarizing Beam Splitter	5/4/99	2/20/18
5,808,800	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	9/15/98	9/15/15
5,757,348	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	5/26/98	5/26/15
5,753,139	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	5/19/98	5/19/15
5,748,164	Active Matrix Liquid Crystal Image Generator	5/5/98	5/5/15
5,694,147	Liquid Crystal Integrated Circuit Display Including an Arrangement for Maintaining the Liquid Crystal at a Controlled Temperature	12/2/97	4/14/15
5,626,792	High Birefringence Liquid Crystal Compounds	5/6/97	9/6/14
5,596,451(1)	Miniature Image Generator Including Optics Arrangement	1/21/97	1/30/15
5,585,036	Liquid Crystal Compounds Containing Chiral 2-Halo-2-Methyl Ether and Ester Tails	12/17/96	12/17/13
5,552,916	Diffractive Light Modulator	9/3/96	9/3/13
5,539,555(2)	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	7/23/96	7/23/13
5,523,864	Analog Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	6/4/96	1/26/14
5,500,748(3)	Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	3/19/96	1/26/14
5,453,218	Liquid Crystal Compounds Containing Chiral 2-Halo-2 Methyl Alkoxy Tails	9/26/95	9/26/12
5,380,460	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	1/10/95	1/10/12
Restricted and Confidential

RE 34,726	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	9/13/94	7/14/09
5,347,378	Fast Switching Color Filters for Frame-Sequential Video Using Ferroelectric Liquid Crystal Color-Selective Filters	9/13/94	9/13/11
5,271,864	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/21/93	8/7/12
5,182,665	Diffractive Light Modulator	1/26/93	9/7/10
5,180,520(4)	Ferroelectric Liquid Crystal Compositions Containing Halogenated Cores and Chiral Halogenated Cores and Chiral Haloalkoxy Tail Units	1/19/93	1/19/10
5,178,791	Halogenated Diphenyldiacetylene Liquid Crystals	1/12/93	3/11/11
5,178,445(5)	Optically Addressed Spatial Light Modulator	1/12/93	1/12/10
5,167,855(4)	Ferroelectric Liquid Crystal Compositions Chiral Haloalkoxyl Tail Units	12/1/92	12/1/09
5,051,506	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	9/24/91	9/24/08
4,813,771	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	3/21/89	10/15/07

(1)
jointly owned by Displaytech, Inc. and Martin Shenker Optical Design, Inc.

(2)
jointly owned by Displaytech, Inc. and Hoechst Aktiengesellschaft (with bilateral restrictions on field of use based on display size; Displaytech has exclusive right to displays with an active area of 10 cm. or less in diameter, Hoechst has exclusive right to displays with an active area greater than 10 cm. in diameter)

(3)
jointly owned by Displaytech, Inc. and Stephen D. Gaalema

(4)
owned solely by Displaytech, Inc.; assignee data on patent cover sheet is incorrect

(5)
jointly owned by Displaytech, Inc. and University of Colorado Foundation (assignment not recorded at PTO

Restricted and Confidential

Displaytech Owned Foreign Patents

Country	Patent No.	Title	Issue Date	Expires
Canada	2,087,592	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	4/16/02	7/22/11
Canada	2,088,934	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	6/3/03	2/8/13
Germany	69109680	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Japan	2868774	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	12/25/98	10/14/08
Japan	3124772	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	10/27/00	7/22/11
Korea	184,242	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	12/17/98	7/22/11
Korea	261,354	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	4/18/00	2/6/13
Korea	283,163	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/6/00	8/6/13
Sweden	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Sweden	515 705	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	9/24/01	2/5/13
United Kingdom	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
United Kingdom	2 263 982	Ferroelectric Liquid Crystals	2/28/96	1/29/13

Restricted and Confidential

Displaytech Owned Pending US Patent Applications

App. No.	Title	Date Filed
[*****]
09/718,843	Multi-State Light Modulator with Non-Zero Response Time and Linear Gray Scale	11/22/00
09/754,033	Alkyl Silane Liquid Crystal Compounds	1/3/01
09/753,749	Liquid Crystal Compounds Having a Silane Tail with a Perfluoroalkyl Terminal Portion	1/3/01
09/754,034	Liquid Crystalline Materials Containing Perfluoroalkyl and Alkenyl Tails	1/3/01
09/854,181	Partially Fluorinated Liquid Crystal Materials	5/11/01
09/885,862	Bookshelf Liquid Crystal Materials and Devices	6/20/01
[*****]
[*****]
[*****]
09/992,097	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/5/01
09/989,976	Dual Mode Near-Eye and Projection Display System	11/20/01
[*****]
10/067,516	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/4/02
[*****]
[*****]
[*****]
[*****]

Restricted and Confidential

Displaytech Owned Pending Foreign Patent Applications

Date Filed	App. No.	Country	Title
2/05/93	9300375-4	China	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/05/93	43 03 335.0	Germany	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	5-20412	Japan	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	2003-37499	Japan	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
8/04/93	5-193688	Japan	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them
12/14/95	95943444.0	Europe	Active Matrix Liquid Crystal Image Generator
2/17/99	10-2000-7008981	Korea	Image Generating System
11/20/01	01995158.1	Europe	Dual Mode Near-Eye and Projection Display System
11/20/01	2002-544703	Japan	Dual Mode Near-Eye and Projection Display System

Restricted and Confidential

License Agreements

1)
Company has various rights to the following patents pursuant to an agreement with Clark and Lagerwall:

Country	Patent No.	Title	Issue Date	Expires
United States	RE 34,942	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC molecules at Omega (Alpha) from Normal to the Means	5/16/95	6/20/06
United States	RE 34,949	Surface Stabilized Ferroelectric Liquid Crystal Devices	5/23/95	9/25/07
United States	RE 34,950	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC Molecules at Omega(alpha) from Normal to the Means	5/23/95	3/21/06
United States	RE 34,966	Surface Stabilized Ferroelectric Liquid Crystal Devices with LC Molecules Aligned at Angle Omega (Alpha) from Normal to Substrates	6/13/95	1/7/03
United States	RE 34,967	Surface Stabilized Ferroelectric Liquid Crystal Devices with Plural Orientation States of Different Colors or Separated by Domain Walls	6/13/95	7/13/10
United States	RE 34,973	Surface Stabilized Ferroelectric Liquid Crystal Devices with Total Reflection in One State and Transmission in Another State	6/20/95	1/28/09
United States	5,555,111	Surface Stabilized Ferroelectric Liquid Crystal Devices with Dielectric Torques Greater Than Ferroelectric Torques	9/10/96	3/21/06
United States	5,555,117	Surface Stabilized Ferroelectric Liquid Crystal Devices	9/10/96	9/10/13

Restricted and Confidential

2)
Company is a party to that certain "Technology License and Industrial Research Agreement" with University Research Corporation effective as of May 1, 1994, which amended and superceded that certain "Technology Licensing and Industrial Research Agreement" between the parties dated May 1, 1990. On August 28, 2003 the University Research Corporation sent Company a letter indicating its intent to terminate the agreement. Pursuant to the terms of the agreement, certain license rights to various patents (including those identified below) would continue. The University Research Corporation has requested that Company amend certain termination provisions of the agreement that currently grant Company rights to certain specified future technology. Company and University Research Corporation are continuing to discuss appropriate consideration to be given to Company in the event Company approves such amendment.

Patent No.	Title	Issue Date	Expires
5,168,381	Smectic Liquid Crystal Devices Using SSFLC and Electroclinic Effect Based Cells	12/1/92	12/1/09
5,178,793	Ferroelectric Liquid Crystal Compounds and Compositions	1/12/93	1/12/10
5,543,078	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/6/96	8/6/13
5,596,434	Self-Assembled Monolayers for Liquid Crystal Alignment	1/21/97	1/21/14
5,637,256	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	6/10/97	6/10/14
5,658,493	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/19/97	8/19/14

Restricted and Confidential

3)
Company has various rights to the following patents pursuant to an agreement with Georgia Tech Research Corp:

US Patents

Patent No.	Title	Issue Date	Expires
6,141,072	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/31/00	4/2/18
6,469,761	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/22/02	4/2/18

Foreign Patent Applications

Priority Date	App. No.	Country	Title
4/3/98	10-542913	Japan	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	98915254.1	Europe	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	2,285,924	Canada	System and Method for Efficient Manufacturing of Liquid Crystal Displays

Restricted and Confidential

4)
Company is a party to that certain "Winding-Up of Alliance, Production and Marketing Framework" agreement with Agilent Technologies, Inc. (formerly Hewlett-Packard Company) effective November 15, 1999 and amended April 26, 2002 that amends and supercedes that certain "Alliance, Production and Marketing Framework Agreement" effective January 31, 1999 between the parties and that certain "Second Side Letter Agreement" effective February 2, 1999 between the parties. Pursuant to the terms of the amended agreement, Company and Agilent have granted each other various intellectual property rights. Company has certain license rights to various patents (including those identified below):

Licensed Patent Registrations

Patent No.	Title	Issue Date	Expires
6,249,269	Analog Pixel Driver Circuit for an Electro-Optical Material-Based Display Device	6/19/01	4/30/18
6,329,974	Electro-Optical Material-Based Display Device Having Analog Pixel Drivers	12/11/01	4/30/18

Licensed US Patent Applications

Title

[*****]

Light Sensitive Issues: Guard Ring and Metal Layer

The Company believes that certain patents have issued that fall under the Agreement as pre-existing intellectual property of Agilent including the following:

          6,586,283 to Corcoran et al (photocurrent)

          6,169,505 to Nishimura et al (multichannel DAC)

          6,249,269 & 6,329,974 to Blalock, Gaddis et al (comparator pixel)

In addition, the Company believes that the following patents relate to technology that arose during the Alliance and that was incorporated into Alliance products:

          6,282,029 to Ma et al (ORCA-style illuminator)

          6,330,099 to Sojourner (Apron/Skirt isolation).

Restricted and Confidential

5)
Company is a party to that certain "Joint Venture Agreement" with Inphase Technologies. Pursuant to the agreement, Company and Inphase will attempt to research and develop technologies related to holographic data storage under a grant from the National Institute of Standards and Technology. Company and Inphase have granted each other licenses to certain of each's existing technology. Company and Inphase have granted each other and the government licenses to certain of the technology developed under this agreement. The agreement effects the assignment, between the parties, of certain intellectual property. The agreement also places certain obligations on Company and Inphase with respect to the filing and prosecution of patents.

6)
Company is a party to that certain "Manufacturing Agreement" dated December 10, 1998 with Miyota Co., Ltd. as amended from time to time. Pursuant to the agreement Company and Miyota have granted each other various licenses to certain existing and future developed technology. The agreement also effects the assignment, between the parties, of certain future developed intellectual property.

Restricted and Confidential

Displaytech Owned Trademark Registrations and Applications

Country	Registration No.	Trademark	Registration Date	Renewal Date
United States	2,164,479	CHRONOCOLOR®	6/9/98	6/9/08
European Union	1032499	DISPLAYTECH®	7/26/01	12/31/08
Japan	4416882	DISPLAYTECH®	9/14/00	9/14/10
United States	2,337,454	DISPLAYTECH®	1/11/00	1/11/10
United States	2,444,452	DESIGN (Stylized Displaytech Red Block)	4/17/01	4/17/11
United States	2,546,134	FLCD®	3/12/02	3/12/12
European Union	1032564	LIGHTCASTER®	3/30/00	12/31/08
Japan	4412349	LIGHTCASTER®	8/25/00	8/25/10
Korea	462068	LIGHTCASTER®	12/29/99	12/29/09
United States	2,283,078	LIGHTCASTER®	10/5/99	10/5/09

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